THIS NOTE AND THE COMMON STOCK ISSUABLE ON EXERCISE OF THE CONVERSION OPTION SET FORTH IN THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE AND/OR COMMON STOCK UNDER THE SECURITIES ACT OF 1933 OR
(b) AN OPINION REASONABLY SATISFACTORY TO SAFEGUARD HEALTH ENTERPRISES, INC. FROM COUNSEL FOR SAFEGUARD HEALTH ENTERPRISES, INC. OR FROM COUNSEL FOR THE
PROPOSED TRANSFEROR TO THE EFFECT THAT THE TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION.

TRANSFER OF THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO THE TERMS AND PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT DATED THE SAME DATE AS THE NOTE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF SAFEGUARD HEALTH ENTERPRISES, INC. THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS NOTE MAY NOT BE SOLD OR OTHERWISE DISPOSED, EXCEPT IN ACCORDANCE WITH THAT AGREEMENT. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS NOTE ON RECEIPT BY SAFEGUARD HEALTH ENTERPRISES, INC. AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING A COPY. THIS
NOTE IS SECURED BY A STOCK PLEDGE AGREEMENT OF EVEN DATE HEREWITH, BETWEEN HOLDER AND SAFEGUARD HEALTH ENTERPRISES, INC.


                       SECURED CONVERTIBLE PROMISSORY NOTE

Borrower:     SAFEGUARD HEALTH ENTERPRISES, INC.

Holder:       NICHOLAS M. KAVOUKLIS, DMD

Initial Principal Amount: $2,625,000               Date of Note: August 30, 2002

     1. PROMISE TO PAY, INTEREST RATE. For value received, SafeGuard Health Enterprises, Inc., a Delaware corporation ("BORROWER"), promises to pay to the order of Nicholas M. Kavouklis, DMD ("KAVOUKLIS", and subsequent holders of this Note are collectively, the "HOLDER"), in lawful money of the United States of America, the sum of Two Million Six Hundred Twenty Five Thousand and 00/100 Dollars ($2,625,000), together with interest assessed on a fixed-rate basis at a rate of seven percent (7%) per annum. Capitalized terms not otherwise defined in this Note have the meanings assigned to them in the Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") dated as of April 24, 2002, among Borrower, Kavouklis and Paramount Dental Plan, Inc., a Florida corporation ("PARAMOUNT"). Concurrently with closing of the stock purchase transaction contemplated by the Stock Purchase Agreement, Paramount is merging into SafeGuard Health Plans, Inc., a Florida corporation ("SAFEGUARD FLORIDA").

     2. MATURITY. Borrower shall pay the outstanding principal amount of this Note, together with any accrued unpaid interest, on the earliest of (a) August 30, 2005, (b) at the Holder's election, the occurrence of a Change in Control (as defined in the next sentence), or (c) at the Holder's election, one
(1) year after Borrower terminates Kavouklis' employment with Borrower if such termination was "Without Cause" (as such term is defined in Section 6.2 of the Employment Agreement dated the same date as this Note by and between Borrower and Kavouklis, all subject to the right of acceleration described below (the "MATURITY DATE"). A "CHANGE OF CONTROL" means (w) equity holders of Borrower or SafeGuard Florida approve a liquidation of all or substantially all of Borrower's or SafeGuard Florida's assets, as the case may be; (x) a sale, lease, exchange, or other transfer of all or more than 50% in value of the assets of Borrower or SafeGuard Florida in one transaction or a series of transactions;
(y) a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which securities possessing more than fifty percent (50%) of the total combined voting power of Borrower's or SafeGuard Florida's outstanding securities are transferred to a person or persons different from those persons holding those securities prior to such transaction; or (z) the occurrence of any event, transaction, or arrangement that results in any person or group other than the shareholders of Borrower or SafeGuard Florida, as the case may be, prior to such event, transaction, or arrangement becoming the beneficial owner, either directly or indirectly, of a majority of the outstanding Common Stock or outstanding common stock of SafeGuard Florida, as the case may be.

     3. PAYMENTS. Except as otherwise provided in this Note, this Note shall be due and payable in equal monthly installments of principal and interest in the amount of $80,794.56, and in a final payment of all outstanding principal and unpaid accrued interest on the Maturity Date. Each payment will be due and payable on the first Business Day of each month of each year during the term of this Note, commencing on the first Business Day of the first full month that commences more than fifteen days after this Note is executed and delivered. Borrower may not prepay this Note without Holder's prior consent.

     In the event a portion of this Note is converted into Common Stock of SafeGuard pursuant to Section 11 of this Note, the amount of the monthly installments of principal and interest specified above will be adjusted. The parties will recalculate the amount of the equal monthly installments of principal and interest based on the outstanding principal amount after the conversion and interest thereon over the remaining term of this Note.

     4. OTHER TRANSACTION DOCUMENTS. Borrower shall be subject to the terms, conditions, and covenants of and shall comply with the provisions set forth in the Stock Purchase Agreement and Related Agreements.

     5. BORROWER'S AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under this Note, Borrower shall:

     (a)     Compliance.  Comply,  and  cause its subsidiaries to comply, in all
             ----------
material respects with all applicable laws, ordinances, rules, regulations and governmental requirements.

     (b)     Conduct  of  Business;  Maintenance of Corporate Status.  Continue,
             -------------------------------------------------------
and cause each of its subsidiaries to continue, to engage in business of the same general type as now conducted by Borrower and its subsidiaries, and preserve, renew and keep in full force and effect, and cause each subsidiary to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided, however, if Borrower in
                                               --------  -------
good faith determines the action to be in the best interest of the Borrower and not materially disadvantageous to Borrower, Borrower may terminate the corporate existence of any subsidiary, surrender any license or certificate of authority of any subsidiary or sell the capital stock of any subsidiary, in all cases other than SafeGuard Florida.

     (c)     Deliver  Stock  Certificates.  On conversion of all or part of this
             ----------------------------
Note, promptly issue and deliver to Holder a certificate for the number of full shares of Common Stock issuable upon such conversion and, if applicable, a new Note evidencing any remaining principal amount not converted, in a form substantially identical to this Note.

     (d)     Reserve  Common  Stock.  Reserve  and  keep  available,  free  from
             ----------------------
preemptive rights, from its authorized shares of Common Stock, the maximum number of shares that are issuable upon conversion of this Note.

     (e)     Taxes.  Accurately  prepare  and  timely  file,  and  cause  each
             -----
subsidiary to accurately prepare and timely file, all tax returns required by law to be filed on behalf of Borrower or subsidiary, as applicable. Borrower and each subsidiary shall promptly pay and discharge all taxes, assessments and governmental charges or levies imposed by applicable law upon them or upon their income or profit, or upon their properties, real, personal or mixed; provided,
                                                                       --------
however,  that  neither  Borrower nor any subsidiary shall be required to pay or
-------
cause to be paid any such tax, assessment, charge or levy if the same will not at the time be due and payable or if the validity thereof is contested in good faith by appropriate proceedings; provided further, however, that Borrower and
                                    -------- -------  -------
each subsidiary shall pay all such taxes, assessments, charges or levies forthwith whenever, as the result of proceedings to foreclose any lien which attached as security therefore, foreclosure on such lien appears imminent, or will obtain a surety bond or take such other steps as will prevent such foreclosure.

     6. BORROWER'S NEGATIVE COVENANTS. Until it fully pays and performs all of its obligations under this Note, Borrower shall not:

          (a)     Dividends  and  Redemptions.  Declare  any  dividends  on  any
                  ---------------------------
     shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, retirement of, or make any other distribution or reduction of capital or otherwise in respect of, any shares of its capital stock; provided, however, that
                                                         --------  -------
     Borrower shall be permitted to take any such actions so long as at the time of such action: (i) there is not an Event of Default under this Note or condition with the passage of time or notice will constitute an Event of Default; (ii) the total amount of the consideration paid does not exceed the cumulative net income of Borrower from and after February 28, 2002; and
     (iii) such action does not result in a disproportionate payment to Borrower's shareholders on an as-converted basis, unless all of Borrower's shareholders first had been given the same opportunity to participate in such action.

          (b)     Restrict Performance.  Enter into any agreements that restrict
                  --------------------
     its  right  or  ability  to  perform  under  this  Note.

          (c)     Related Party Transactions.  Enter, or cause SafeGuard Florida
                  --------------------------
     to enter, into any transaction with a Related Party, except for (i) transactions entered in good faith and on terms comparable to those that could be obtained from an unaffiliated third party, and (ii) the consulting agreement in effect on the date of this Note between Borrower and Steven J. Baileys. For purposes of the foregoing provision, the term "RELATED PARTY" means any person who directly or indirectly controls, is controlled by, or under common control with, Borrower or any subsidiary, including an officer, director, or holder of more than 10% of the Borrower's or any subsidiary's capital stock, a spouse or relative of any of the foregoing persons, and any entity of which any of the foregoing persons is a member, officer, director, employee, partner, trustee, or a direct or indirect beneficial owner of any equity or beneficial interest of 5% or more.

          (d)     SafeGuard FloridaActions.  Without the Holder's prior consent,
                  ------------------------
     cause  or  permit  SafeGuard  Florida  to  do  any  of  the  following:

               (i) create, assume, issue or incur debt in excess of $50,000 in the aggregate, excluding ordinary trade payables;

               (ii) issue any more stock or other securities, except to SafeGuard if the additional securities are pledged to Holder as collateral for the Note, or redeem any of its outstanding stock;

               (iii)     create  financial  obligations  (other than traditional
          (and not synthetic) operating leases) that are not reported as liabilities or obligations to pay on the balance sheet of the financial statements of SafeGuard Florida, whether the obligations are leases, lease-purchases, non-recourse financing, or other means or methods commonly referred to as "off-balance sheet financing";

               (iv) extend, endorse, or guarantee, or become a surety, accommodation party, or responsible for, any indebtedness or other obligation of any other person, except for guarantees and endorsements made in connection with the deposit of items for collection;

               (v) prepay, redeem, retire, or otherwise acquire for value any indebtedness in amounts greater or at times earlier than required, other than payment of accounts payable in the usual and ordinary course of business;

               (vi) sell, transfer, or otherwise dispose of its assets, or encumber its assets, except for inter-company or dividend payments to Borrower, but only if: (1) at the time of the payment or dividend there is not an Event of Default or a condition that with the passage of time or notice will constitute an Event of Default; and (2) after the payment SafeGuard Florida retains at least the net worth amount required under applicable laws, including, without limitation, regulations of the Florida Department of Insurance; or

               (vii) incur, create, enter into, or assume a commitment that restricts, conditions, prohibits or otherwise adversely affects SafeGuard Florida's ability to declare or pay dividends, or make other distributions, in cash, property or stock, with respect to its capital stock, provided, however, that Holder acknowledges that the payment of
                 --------  -------
          dividends by SafeGuard Florida is restricted by the Florida laws and regulations applicable to SafeGuard Florida as a Limited Prepaid Health Care Organization.

     7. SECURITY. This Note is secured by a lien and security interest in all of the shares of stock of SafeGuard Florida granted to Kavouklis pursuant to a Pledge Agreement (the "PLEDGE AGREEMENT") dated the same date as this Note, as amended from time to time, between Borrower and Kavouklis.

     8. DEFAULT. Each of the following shall constitute an "Event of Default" under this Note:

     (a)     Non-payment.  Borrower  fails to pay in full within five (5) days
             -----------
of the date when due any principal, interest, fee or other amount payable to the Holder under this Note or any other obligation of Borrower to the Holder, whether at maturity or otherwise and fails to cure such default within five (5) days after written notice of such default from Holder to Borrower, provided,
                                                                       --------
however,  if Holder previously provided Borrower with two (2) written notices of
-------
default pursuant to this Section 8(a) in any twelve-month period, Holder shall not be required to provide Borrower with a written notice of such default;

     (b)     Breach  of  Representation  or  Warranty.  A material breach of any
             ----------------------------------------
representation or warranty made by Borrower or SafeGuard Florida in this Note, the Stock Purchase Agreement, or any Related Agreement and the failure to cure such breach or violation within twenty (20) days after written notice thereof from Holder to Borrower (but only if the breach or violation is of a nature that it can be cured);

     (c)     Breach  of  Covenant.   A  breach  of  or  failure  by  Borrower or
             --------------------
SafeGuard Florida to perform any covenant or obligation of Borrower or SafeGuard Florida set out or contemplated in this Note, the Stock Purchase Agreement, or any Related Agreement and the failure to cure such breach or violation within twenty (20) days after written notice thereof from Holder to Borrower (but only if the breach or violation is of a nature that it can be cured);

     (d)     Voluntary  Bankruptcy  and  Insolvency  Proceedings.  Borrower  or
             ---------------------------------------------------
SafeGuard Florida files a petition in bankruptcy or for reorganization or for an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to the Federal Bankruptcy Code or under any similar present or future federal law or the law of any other jurisdiction or shall be adjudicated a bankrupt or become insolvent, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequester (or other similar official) of the Borrower or SafeGuard Florida or for all or any substantial part of the property of the

Borrower or SafeGuard Florida, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take any corporate action, in furtherance or any of the foregoing;

     (e)     Adjudication  of  Bankruptcy.  A  petition  or  answer  is  filed
             ----------------------------
proposing the adjudication of Borrower or SafeGuard Florida as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief with respect to it pursuant to the Federal Bankruptcy Code or under any similar present or future federal law or the law of any other jurisdiction applicable to Borrower or SafeGuard Florida and such petition is not dismissed within sixty (60) days after the date of service on Borrower or SafeGuard Florida; or

     (f)     Other  Defaults.  There  shall  occur  any  default under any other
             ---------------
indenture, agreement or instrument evidencing or securing indebtedness of Borrower or SafeGuard Florida or under any of Borrower's or SafeGuard Florida's capital leases, which default shall not be cured within any applicable cure period for such default, if such indebtedness of Borrower or SafeGuard Florida is an amount greater than $1,000,000 in each case or in the aggregate, provided,
                                                                       --------
however, neither Borrower nor SafeGuard Florida shall be deemed in default under
-------
any capital lease as a result of a good faith dispute between Borrower and the lessor regarding the exercise price of a fair market value purchase option of the equipment under such capital lease.

     9. HOLDER'S RIGHTS ON DEFAULT. On the occurrence of an Event of Default, the Holder may (i) declare this Note to be immediately due and payable, in which case this Note shall become due and payable both as to principal and interest, and initiate legal action for collection of this Note, (ii) pursue its rights under the Pledge Agreement, and (iii) pursue the other remedies under applicable law, the Stock Purchase Agreement, or any Related Agreement that Holder deems appropriate.

     10. DEFAULT RATE OF INTEREST. From and after an Event of Default until the default is cured, interest shall accrue on this Note in an amount equal to twelve percent (12%) per annum.

     11.     CONVERSION.

          (a) The Holder of this Note has the right at the Holder's option, but only prior to payment in full of the principal balance of this Note, to convert this Note in whole or in part, into fully paid and non-assessable shares of Common Stock of Borrower, at any time after twelve (12) months after the date of this Note, in minimum installments of at least $500,000. The number of shares of Common Stock into which this Note may be converted (the "CONVERSION SHARES") shall be determined by dividing the outstanding principal balance hereof to be converted by the Conversion Price (defined below) in effect at the time of conversion. The "CONVERSION PRICE" initially will be $1.625, and will be adjusted as hereinafter provided, the "CONVERSION PRICE").

          (b) To convert this Note, the Holder shall surrender this Note at the principal office of Borrower in Aliso Viejo, California together with written notice to Borrower of the election to convert this Note, and shall state the principal amount to be converted. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which this Note is registered, this Note shall be accompanied by an instrument of transfer, in form satisfactory to Borrower, duly executed by the Holder or the Holder's authorized attorney, together with an amount sufficient to pay any transfer or similar tax. Borrower shall promptly issue, execute and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon the conversion. The conversion shall be deemed to have been effected immediately prior to the close of business on the date that the Holder surrenders the Note, and the person entitled to receive shares of Common Stock issuable upon conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock as of that date. All shares of Common Stock delivered on conversion of this Note will upon delivery be duly and validly issued and fully paid and nonassessable, free of all Liens and charges and not subject to any preemptive rights.

          (c) Borrower shall pay all interest on the principal amount of the Note surrendered for conversion accrued to the date of conversion. Borrower shall pay any and all taxes, documentary, stamp or similar issue or transfer taxes that are payable with respect to the issuance or delivery of Common Stock on conversion of this Note; provided, that the Borrower shall not be required to pay any tax payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder.

     12.     ADJUSTMENT ON CHANGES IN STOCK.

          (a)     GENERALLY.  The  Conversion  Price and the number of shares of
                  ---------
     Common Stock issuable upon the conversion of this Note shall be subject to adjustment for transactions entered into after the date of the Stock Purchase Agreement as follows:

               (i) Except as hereinafter provided in Section 12(c), if Borrower shall at any time after the execution date of the Stock Purchase Agreement issue or sell any shares of Common Stock (including shares held in Borrower's treasury) for a consideration per share less than the Conversion Price (or, if an adjusted Conversion Price shall be in effect by reason of a previous adjustment under this Section 12 as provided below, then less than the adjusted Conversion Price), the Conversion Price shall be reduced to the price (calculated to the nearest cent, a half cent or more being considered a full cent) determined by multiplying the Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which will be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such issue or sale plus (B) the consideration received by the Borrower upon such issue or sale, and the denominator of which shall be the product of (Y) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by (Z) the Conversion Price in effect immediately prior to such issue or sale.

               (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of cash consideration therefor shall be deemed to be the amount of cash received by Borrower for such shares (or, if shares of Common Stock are offered by Borrower for subscription, the subscription price, or, if shares of Common Stock shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

               (ii) In case of the issuance or sale (otherwise than as a dividend or other distribution on or subdivision of any stock of Borrower or on conversion or exchange of other securities of Borrower) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration, as determined in good faith by the Board of Directors of Borrower, at or about, but as of, the date of the adoption of the resolution authorizing such issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such Common Stock.

               (iii) Shares of Common Stock issuable by way of dividend or other distribution on or subdivision of any stock of Borrower shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or subdivision.

          (b) For purposes of subparagraph (a)(i), the following subparagraphs (b)(i) to (b)(viii) also apply to conversion of this Note to Common Stock:

               (i)     ISSUANCE  OF  RIGHTS OR OPTIONS.  In case the Borrower in
                       -------------------------------
          any manner issues (whether directly or by assumption in a merger or otherwise) warrants or other rights to subscribe for or purchase, or options to purchase, Common Stock or stock or securities convertible into or exchangeable for Common Stock (the warrants, rights or options are "OPTIONS" and the convertible or exchangeable stock or securities are "CONVERTIBLE SECURITIES"), whether or not the Options or Convertible Securities are immediately exercisable, and the price per share (determined, for a formula price, based on current circumstances or, if dependent on future circumstances, facts that would result in the lowest price per share) for which Common Stock is issuable on the Options' exercise or on the conversion or exchange of the Convertible Securities (determined by dividing (1) the total amount, if any, payable to the Borrower as consideration for the Option grant, plus the aggregate amount of additional consideration payable to the Borrower on the Option exercise, plus, in the case of any Options that relate to Convertible Securities, any consideration payable on the issue or sale of the Convertible Securities and on their conversion or exchange, by (2) the total number of shares of Common Stock issuable upon the Options' exercise or on the conversion or exchange of Convertible Securities issuable on the Options' exercise) is less than the Conversion Price in effect immediately before the Option grant, the total number of shares of Common Stock issuable on the Options' exercise or on conversion or exchange of any Convertible Securities issuable on the Options' exercise will be deemed issued for such price per share on the date of the Options' grant and thereafter will be deemed outstanding. Except as otherwise provided in subparagraph
          (b)(iii), the Conversion Price will not be further adjusted when the Common Stock is actually issued on exercise of the Options or conversion or exchange of Convertible Securities.

               (ii)     ISSUANCE  OF  CONVERTIBLE  SECURITIES.  In  case  the
                        -------------------------------------
          Borrower in any manner issues (whether directly or by assumption in a merger or otherwise) or sells Convertible Securities, whether or not the rights to exchange or convert the Convertible Securities are immediately exercisable, and the price per share (determined, in the case of a formula price, on the basis of current circumstances or, if dependent on future circumstances, the facts would result in the lowest price per share) for which Common Stock is issuable upon the conversion or exchange (determined by dividing (1) the total amount payable to the Borrower as consideration for the issue or sale of the Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Borrower on the their conversion or exchange, by (2) the total number of shares of Common Stock issuable on conversion or exchange of all such Convertible Securities) is less than the Conversion Price in effect immediately before the issue or sale, then the total number of shares of Common Stock issuable upon conversion or exchange of the Convertible Securities will be deemed to be issued for such price per share as of the date of the issue or sale of the Convertible Securities and thereafter will be deemed outstanding, provided that (a) except as provided in subparagraph (b)(iii), no further adjustment of the Conversion Price will be made otherwise when the Common Stock is actually issued on conversion or exchange of the Convertible Securities and (b) the Conversion Price will not be further adjusted pursuant to this subsection for the issue or sale of Convertible Securities on the exercise of Options to purchase the Convertible Securities if the Conversion Price has been or will be adjusted for the transaction pursuant to other provisions of this paragraph (b).

               (iii)     CHANGE  IN  OPTION  PRICE OR CONVERSION RATE.  Upon the
                         --------------------------------------------
     happening of any of the following events, namely, if the purchase price provided for in any Option referenced in subparagraph (b)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (b)(i) or
     (b)(ii), or the rate at which Convertible Securities referred to in subparagraph (b)(i) or (b)(ii) are convertible into or exchangeable for Common Stock changes at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event will be readjusted to the Conversion Price which would have been effective at that time had the Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, when initially granted, issued or sold; and on the expiration of the Options or the termination of a right to convert or exchange any Convertible Securities, the Conversion Price then in effect will be increased to the Conversion Price that would have been in effect at the time of the expiration or termination had the Options or Convertible Securities never been issued.

               (iv)     STOCK  DIVIDENDS  AND SUBDIVISIONS. In case the Borrower
                        ----------------------------------
     declares a dividend or makes any other distribution on stock of the Borrower payable in Common Stock, Options, or Convertible Securities, the Common Stock, Options, or Convertible Securities, as the case may be, issuable in payment of the dividend or distribution will be deemed to have been issued or sold (as of the record date) without consideration (except for the consideration payable to exercise any Options or convert any Convertible Securities). In case the Borrower subdivides its outstanding shares of Common Stock into a greater number of shares, the Conversion Price then in effect will be proportionately reduced to reflect the subdivision. In case the Borrower combines its outstanding shares of Common Stock into a fewer number of shares, the Conversion Price then in effect will be proportionately increased to reflect the combination. An adjustment made pursuant to this paragraph (b)(iv) will become effective retroactively
     (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for determination of the holders of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision or combination, to the close of business on the day upon which such corporate action becomes effective.

               (v)     CONSIDERATION  FOR  STOCK.  In  case any shares of Common
                       -------------------------
     Stock, Options, or Convertible Securities are issued or sold for cash, the consideration deemed to be received will be the amount actually received by the Borrower, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Borrower in connection with the issuance or sale. In case any shares of Common Stock, Options, or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Borrower will be the fair value of such consideration as determined in good faith by the Borrower's Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Borrower in connection with the issuance or sale.

               (vi)     RECORD DATE.  If the Borrower does not set a record date
                        -----------
     to determine the holders of its Common Stock entitled (1) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities or (2) to subscribe for or purchase Common Stock, Options, or Convertible Securities, the record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of a dividend or the making of another distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (vii)     TREASURY  SHARES.  The number of shares of Common Stock
                         ----------------
     outstanding at any given time does not include shares owned or held by or for the account of Borrower, and its disposition of these shares will be considered an issue or sale of Common Stock for purposes of this Section 12.

               (viii)     REPORTS  AS  TO  ADJUSTMENTS.  Whenever the Conversion
                          ----------------------------
     Price is adjusted as provided in this subsection, any adjustment shall be rounded to three decimal points and Borrower will promptly compute the adjustment and furnish to the Holder a certificate, signed by a principal financial officer of Borrower, setting forth the new Conversion Price and the number of shares of Common Stock into which the Note is convertible as a result of the adjustment, a brief statement of the facts requiring the adjustment, the computation of the adjustment, and when the adjustment will become effective.

          (c)     CERTAIN  ISSUES OF COMMON STOCK EXCEPTED.  Notwithstanding the
                  ----------------------------------------
foregoing provisions, Borrower will not be required to adjust the Conversion Price as a result of the following transactions:

               (i) the issuance or sale of Common Stock upon the exercise of options or rights or upon the conversion or exchange of convertible or exchangeable securities in any case where the adjustment was made upon the issuance of such options, rights, or convertible or exchangeable securities by reason of the provisions of Section 12.

               (ii) the issuance to employees, directors, consultants or others with similar relationships with Borrower or its subsidiaries of options to purchase, at a price equal to or in excess of fair market value as determined by the Board of Directors of Borrower at the time of grant, shares of Common Stock and the issuance of shares of Common Stock upon the exercise of any such options.

               (iii) the issuance or sale of shares of Common Stock to officers, directors or employees of, or consultants to, Borrower pursuant to a grant or plan approved by the Board of Directors of Borrower.

               (iv) the issuance of shares of Common Stock or any security or instrument exchangeable for or convertible into shares of Common Stock in connection with any acquisition of assets, securities, or a business or any exchange of securities to acquire all or part of any business, provided that such acquisition or exchange has been approved by the Board of Directors of Borrower.

               (v) the issuance of Common Stock for any contribution by Borrower to its 401(k) plan.

               (vi) the issuance of Common Stock upon the conversion of the preferred stock of Borrower and the stock options of Borrower that are outstanding on the date of this Note.

               (vii) the issuance of Common Stock or other securities upon conversion of this Note.

               (viii) the issuance of Common Stock to the Holder pursuant to the Stock Purchase Agreement.

          (d)     ADJUSTMENTS  FOR  MERGER,  CONSOLIDATION, ETC.  In the case of
                  ---------------------------------------------
any classification, reclassification, or other reorganization of the Borrower's capital stock, or in the case of the merger or consolidation of the Borrower with or into another corporation, or the conveyance to another corporation of all or any major portion of the Borrower's assets, then, as part of the classification, reclassification, merger, consolidation, or conveyance, adequate provision will be made for the Holder, on exercise of its conversion privilege, to receive on the same basis and conditions set forth in Section 11 (as modified by Section 12) with respect to the Common Stock, the stock, securities, or other property that the Holder would have been entitled to receive on such classification, reclassification, merger, consolidation, or conveyance, if the Holder had exercised the conversion privilege immediately before the classification, reclassification, merger, consolidation, or conveyance, and in any such case appropriate provision will be made with respect to the rights and interests of the Holder to the end that the provisions of Section 11 (including without limitation, provision for adjustment of the Conversion Price in this
Section 12) will be applicable to the shares of stock, securities, or other property deliverable on the exercise of the conversion privilege; and, as a condition of any consolidation, merger, or conveyance, any corporation that succeeds to the Borrower by reason of the merger, consolidation or conveyance will assume the obligation to deliver, on exercise of the conversion privilege, the shares of stock, securities or other considerations that the Holder is entitled to receive pursuant to this Note.

          (e)     CERTAIN NOTICES.   If at any time Borrower proposes to:
                  ----------------

               (i)     declare a cash dividend on its Common Stock;

               (ii) declare a dividend on its Common Stock payable in stock or make a special dividend or other distribution to the holders of its Common Stock;

               (iii) reorganize, or reclassify the capital stock of the Borrower, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

               (iv) voluntarily or involuntarily dissolve, liquidate or wind up of the affairs of the Borrower; or

               (v) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

     then,  Borrower  shall give to the Holder, by certified or registered mail,
     (A) at least twenty (20) days' prior written notice of the date on which the books of Borrower shall close or a record shall be taken for the dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and
     (B) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the event will take place.
     Any  notice
     required by clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock will be entitled thereto, and any notice required by clause (B) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          (f)     DISTRIBUTIONS  TO  SHAREHOLDERS.  If  Borrower does any of the
                  -------------------------------
     following  (a  "DILUTIVE  EVENT")  after  the  execution  date of the Stock
     Purchase Agreement (but before conversion of this Note): (i) makes any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation or return of capital; (ii) declares or distributes to the holders of Common Stock (A) a noncash dividend payable in any property or securities of Borrower, (B) any cash payable by dividend or otherwise out of the capital surplus (as distinguished from the earned surplus) of Borrower, or (C) cash, property, or securities in connection with a spin-off, split-up, or similar transaction; then upon the conversion of this Note after the record date for, or the occurrence of, each Dilutive Event, the Holder will be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon conversion of this Note, the other securities and property (including cash) resulting from every Dilutive Event that the Holder would have been entitled to receive if the Holder had
     (1) converted this Note immediately before the Dilutive Event and had been the record owner of the number of shares of Common Stock issuable pursuant to the conversion since that time, and (2) had participated in every Dilutive Event as a holder of that number of shares of Common Stock and had retained all shares of Common Stock and other or additional securities and property (including cash) receivable during that period, after giving effect to all the Dilutive Events that occurred during that period. Whenever an adjustment occurs in the number or kind of securities and other property (including cash) issuable or distributable upon conversion of this Note, the Borrower promptly shall deliver to the Holder a notice describing in reasonable detail the facts requiring the adjustment and the number and kind of securities and other property (including cash) issuable upon conversion of this Note after the adjustment.

     13. WAIVERS. Except as expressly set forth herein, Borrower waives demand, presentment for payment, protest, notice of protest and notice of nonpayment. Any discharge or release of any party who is or may be liable to Holder for the indebtedness represented by this Note will not have the effect of releasing any other party or parties, which will remain liable to Holder. Holder's acceptance of payment other than in accordance with the terms of this Note, or Holder's subsequent agreement to extend or modify the repayment terms, or Holder's failure or delay in exercising any rights or remedies granted to Holder, will likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Holder. In addition, any failure or delay on the part of Holder to exercise any of the rights and remedies granted to Holder shall not have the effect of waiving any of Holder's rights and remedies under this Note. Any partial exercise of any rights and/or remedies granted to Holder shall furthermore not be construed as a waiver of any other rights and remedies, it being Borrower's intent and agreement that Holder's rights and remedies shall be cumulative in nature. Should any default event occur or exist under this Note, any waiver or forbearance on the part of Holder to pursue the rights and remedies available to Holder will bind Holder only to the extent that Holder agrees in writing to the waiver or forbearance.

     14. CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

     15. SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

     16. SAVINGS CLAUSE. Borrower and Holder intend to comply strictly with applicable law regulating the maximum allowable rate or amount of interest that Holder may charge and collect on the loan by Holder to Borrower evidenced by this Note. Accordingly, and notwithstanding anything in this Note to the contrary, the maximum, aggregate amount of interest and other charges constituting interest under applicable law that are payable, chargeable, or receivable under the Note shall not exceed the maximum amount of interest now allowed by applicable law or any greater amount of interest allowed because of a future amendment to existing law. Borrower is not liable for any interest in excess of the maximum lawful amount, and any excess interest charged or collected by Holder will constitute an inadvertent mistake and, if charged but not paid, will be cancelled automatically, or if paid, will be either refunded to Borrower or credited against the outstanding principal balance of the Note, at the election of Borrower.

     17. ATTORNEY'S FEES AND COSTS. In the event of an Event of Default, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Borrower promises to pay all reasonable costs of collection, including but not limited to reasonable attorneys' fees incurred by the Holder hereof on account of such collection, whether or not suit is filed.

     18. WAIVER OF JURY TRIAL. BORROWER AND HOLDER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ALL RIGHTS TO A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION ARISING UNDER OR RELATING TO THIS NOTE, THE STOCK PURCHASE AGREEMENT AND ANY OF THE RELATED AGREEMENTS. BORROWER AND HOLDER HAVE FULLY DISCUSSED THIS PROVISION AND AGREE THAT THIS WAIVER IS SUBJECT TO NO EXCEPTIONS AND WAS A MATERIAL INDUCEMENT FOR HOLDER TO MAKE THE LOAN TO BORROWER EVIDENCED BY THIS NOTE.

     19. GOVERNING LAW; VENUE. The laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflict with laws of other jurisdictions, govern the validity, construction, enforcement, and interpretation of this Note. The exclusive venue for all actions to enforce or interpret the provisions of this Agreement will be courts of the State of Florida or of the United States having jurisdiction over Hillsborough County, Florida. All parties irrevocably waive any objection they may have to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such court, irrevocably waives any claim that any such suit, action or proceeding so brought has been brought in an inconvenient forum, and further waives the right to object that such court does not have jurisdiction over such party. No party will bring a suit, action or proceeding in respect of this Agreement in any other jurisdiction.

     20. VOTING RIGHTS. The Holder of this Note shall have no right and power to vote the shares of Common Stock into which this Note is convertible as determined from time to time by the provisions hereof unless and until this Note is converted and such shares are issued to the Holder.

     21. TRANSFERABILITY. This Note evidenced hereby may not be pledged, sold, assigned or transferred except upon satisfaction of the conditions specified in the legend on the face of this certificate.

     22. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises, and agreements in this Note by or on behalf of Borrower shall bind its successors and assigns, whether so expressed or not; provided, however, that Borrower may not, without the prior written consent of the Holder hereof, assign any rights, duties, or obligations under this Note. Any assignment in violation of the foregoing shall be null and void.



                           [SIGNATURE PAGES TO FOLLOW]

                     SECURED CONVERTIBLE PROMISSORY NOTE

                       SIGNATURE PAGE


                       BORROWER:

                       SAFEGUARD  HEALTH  ENTERPRISES,  INC.,
                       a  Delaware  corporation

                       By:    /s/  Stephen  J.  Baker
                              --------------------------------------------------
                       Name:  Stephen  J.  Baker
                              --------------------------------------------------
                       Title: Executive Vice President & Chief Operating Officer
                              --------------------------------------------------


                       By:    /s/  Ronald  I.  Brendzel
                              --------------------------------------------------
                       Name:  Ronald  I.  Brendzel
                              --------------------------------------------------
                       Title: Senior  Vice  President  and  Secretary
                              --------------------------------------------------



STATE  OF  CALIFORNIA
COUNTY  OF  ORANGE,  TO  WIT:

     I HEREBY CERTIFY that on this 4th day of September, 2002, before me a Notary Public of said State/Commonwealth, personally appeared Stephen J. Baker, Executive Vice President & Chief Operating Offier of SafeGuard Health Enterprises, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the same for the purposes therein contained.

     WITNESS  my  hand  and  Notarial  Seal.

                                   /s/  Kathryn S. Viau
                              --------------------------------------------------
                                   Notary  Public

                              My  Commission  Expires:  9/10/03

STATE  OF  CALIFORNIA,
COUNTY  OF  ORANGE,  TO  WIT:

     I HEREBY CERTIFY that on this 4th day of September, 2002, before me a Notary Public of said State/Commonwealth, personally appeared Ronald I. Brendzel, Senior Vice President and Secretary of SafeGuard Health Enterprises, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged that he executed the same for the purposes therein contained.

     WITNESS  my  hand  and  Notarial  Seal.

                                   /s/  Kathryn  S.  Viau
                             ---------------------------------------------------
                                   Notary  Public

                              My  Commission  Expires:9/10/03

                               ELECTION TO CONVERT
                               -------------------


To the Chief Financial Officer of SafeGuard Health Enterprises, Inc.

     The undersigned owner of the accompanying Note hereby irrevocably exercises the option to convert to shares of Common Stock in accordance with the terms of such Note, and directs that the shares issuable and deliverable upon such conversion be issued in the name of and delivered to the undersigned.

Dated:
       --------------------------


COMPLETE FOR REGISTRATION OF SHARES OF COMMON STOCK ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:


--------------------------------------------------------------------------------
Name of Note Holder


Name(s) or Entities in which Common Stock Certificate(s) are to be registered:


--------------------------------------------------------------------------------
Address:
         ------------------------



---------------------------------
Nicholas M. Kavouklis, DMD


--------------------------------------------------------------------------------
Taxpayer Identification Number

                        Principal Portion to be converted
                               (if less than all)


                                $_______________

                      Shares of Common Stock to be Issued

                             _______________ shares